QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Stockholder
Life Quotes, Inc.

        We have audited the accompanying balance sheets of Life Quotes, Inc. (the Company) as of December 31, 2003 and 2002, and the related statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ ERNST & YOUNG LLP
Chicago, Illinois January 31, 2004 Except Note 7, as to which the date is March 3, 2004

Life Quotes, Inc.

Balance Sheets

	December 31,
	2003	2002
Assets
Current assets:
Cash (overdraft)	$(61,358)	$36,825
Accounts receivable (Note 3)	462,319	332,629
Prepaid expenses	86,010	59,900

Total current assets	486,971	429,354
Property, plant and equipment—at cost (Note 2):
Furniture, fixtures and equipment	346,468	301,380
Data processing equipment	214,713	174,960
Software	93,633	69,977

	654,814	546,317
Less accumulated depreciation	431,201	300,765

	223,613	245,552

	$710,584	$674,906

Liabilities and stockholder's equity
Current liabilities:
Accounts payable	$49,793	$48,826
Accrued payroll taxes	36,442	—
Other current liabilities	2,962	1,627

Total current liabilities	89,197	50,453
Stockholder's equity:
Common stock, $1 par value, 100 shares authorized, issued and outstanding	100	100
Retained earnings	621,287	624,353

	621,387	624,453
Contingencies (Note 6)

	$710,584	$674,906

See accompanying notes to financial statements

Life Quotes, Inc.

Statements of Income and Retained Earnings

	Year ended December 31,
	2003	2002
Revenues
Commissions	$8,220,630	$6,546,762
Bonuses	2,147,809	2,355,135
Other income	38,469	39,416

	10,406,908	8,941,313
Expenses
Salaries and wages	3,904,971	3,977,923
Payroll taxes	298,338	290,818
Employee benefits	229,391	179,409
Education and training	36,538	22,401
Incentives expense	52,092	79,257
Licensing expense	104,926	93,160
Office rent	400,000	598,893
Building expenses	45,941	47,080
Insurance	33,688	31,264
Advertising and promotion	3,556,851	2,165,988
Telephone and utilities	158,938	153,005
Postage and delivery	120,801	157,934
Office supplies and expense	126,683	150,343
Travel and entertainment	36,002	33,519
Depreciation	130,435	129,568
Other miscellaneous	51,548	46,370

	9,287,143	8,156,932
Net income	1,119,765	784,381
Retained earnings—beginning of year	624,353	420,484
Stockholder distributions	(1,122,831)	(580,512)

Retained earnings—end of year	$621,287	$624,353

See accompanying notes to financial statements

Life Quotes, Inc.

Statements of Cash Flows

	Year ended December 31,
	2003	2002
Operating activities
Net income	$1,119,765	$784,381
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	130,435	129,568
Changes in assets and liabilities:
Increase in accounts receivable	(129,690)	(71,153)
Increase in prepaid expenses	(26,110)	(38,687)
Increase (decrease) in accounts payable	967	(58,859)
Increase in accrued payroll taxes	36,442	—
Increase (decrease) in other current liabilities	1,336	(36,575)

Net cash provided by operating activities	1,133,145	708,675
Investing activities
Capital expenditures	(108,497)	(46,460)

Net cash used in investing activities	(108,497)	(46,460)
Financing activities
Stockholder distributions	(1,122,831)	(580,512)

Net cash used in financing activities	(1,122,831)	(580,512)
Net increase (decrease) in cash and cash equivalents	(98,183)	81,703
Cash (overdraft) at beginning of year	36,825	(44,878)

Cash (overdraft) at end of year	$(61,358)	$36,825

See accompanying notes to financial statements.

Life Quotes, Inc.

Notes to Financial Statements

December 31, 2003 and 2002

1.     Nature of Operations

        Life Quotes, Inc. operates as an insurance agency marketing primarily individual term life insurance. The Company generates revenue from commissions and bonuses paid by numerous life insurance companies based on new first year premium and renewal premium in force. For the years ended December 31, 2003 and 2002, the Company had approximately $35,410,000 and $29,062,000 of premium in force, respectively. During the years ended December 31, 2003 and 2002, approximately 97% of these premiums were underwritten by four insurance companies. The Company conducts its insurance agency business using a combination of commissioned marketing agents, and salaried or hourly support staff. After a short initiation period, marketing agents are paid entirely by commission. The Company generates prospective customer interest through a combination of advertising methods, primarily radio, print, and through their web site.

2.     Summary of Significant Accounting Policies

Use of Estimates

        The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

        The Company recognizes revenue, including first year commissions, renewal commissions, and volume-based bonuses, when notified by the insurance company that the commissions and bonuses have been earned. Receivables are recognized for revenue earned prior to the end of an accounting period, but not received until after the end of the period.

Advertising Costs

        The Company recognizes advertising costs as incurred. Production costs are expensed in the first period that the advertising takes place. The costs of communicating the advertising are expensed in the period in which the advertising is communicated.

Cash

        The Company maintains its available cash in demand checking accounts in federally insured banks.

Furniture, Equipment, and Computer Software

        Furniture, equipment, and computer software are recorded at cost. Depreciation is computed using the straight-line method over estimated useful lives ranging from three to five years. Repair and maintenance costs are charged to expense as incurred.

Income Taxes

        No provision for income taxes has been included in the accompanying financial statements as the Company has elected to be treated as an S corporation for tax purposes. Consequently all items of income and expense are reflected in the income tax returns of the stockholder.

3.     Accounts Receivable

        Accounts receivable at December 31, 2003 and 2002 represent commissions earned prior to year end, but not received and deposited until the following period. No allowance for doubtful accounts has been included in the accompanying financial statements as all receivables were collected subsequent to their respective year end.

4.     Lease Obligations

        The Company leases its office space from the Company's sole stockholder under an informal month-to-month lease. Lease payments made to the stockholder for the years ended December 31, 2003 and 2002, was $400,000 and $599,000, respectively.

5.     Retirement Plan and Employee Benefits

        The Company maintains a contributory retirement plan under Internal Revenue Code Section 401(k) for all of its full time employees. Under the terms of the plan, employees may contribute a portion of their salary, with an annual limit as established by law, $12,000 and $11,000 for the years ended December 31, 2003 and 2002. The Company is obligated to contribute an amount equal to 15% of the employee's contribution. Employees vest in company contributions after three years of employment. Retirement expense for the years ended December 31, 2003 and 2002 was $23,000 and $48,000, respectively.

        The Company provides health insurance benefits to its full time employees under the terms of several plans. The employee may choose coverage levels and deductible amounts based on their personal and family situation. The Company pays for the employee and withholds premium from the employee's wage for dependents. The Company does not have any agreements to provide post retirement benefits.

6.     Commitments and Contingencies

        The Company is subject to legal proceedings and claims in the ordinary course of business. The Company is not aware of any legal proceedings or claims that are believed to have a material effect on the Company's financial position.

7.     Subsequent Event

        On March 1, 2004 the Company entered into an agreement to sell the majority of the Company's assets and liabilities to Quotesmith.com, Inc., an insurance agency and brokerage. This agreement is subject to shareholder and regulatory approval. The sale is expected to close in the first half of 2004. The accompanying financial statements do not reflect any adjustments that may be made in conjunction with the sale.

QuickLinks

Report of Independent Registered Public Accounting Firm
Life Quotes, Inc. Balance Sheets
Life Quotes, Inc. Statements of Income and Retained Earnings
Life Quotes, Inc. Statements of Cash Flows
Life Quotes, Inc. Notes to Financial Statements